UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2016
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2016, PROS Holdings, Inc. (the "Company”) issued a press release announcing financial results for its quarter ended June 30, 2016. A copy of the press release, dated as of August 2, 2016, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release contains forward looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
The information in this Current Report, including the exhibit attached hereto, shall not be deemed “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, the Company also announced that its Chief Operating Officer, D. Blair Crump, separated from his employment with the Company effective July 29, 2016 (the “Departure Date”) to pursue other opportunities. In connection with such separation, the Company and Mr. Crump entered into a General Release, dated as of August 1, 2016 (the “Separation Agreement”) pursuant to the terms of Mr. Crump’s Employment Agreement with the Company, dated February 10, 2014 (the “Employment Agreement”).

Pursuant to the terms of the Separation Agreement, the Company is obligated to (i) pay to Mr. Crump as severance his annual base salary in effect on the Departure Date in installments over a period of twelve months, (ii) pay Mr. Crump’s COBRA premiums for health and welfare benefits continuation for a period of twelve months in a lump sum; (iii) pay to Mr. Crump his cash incentive for the first six months of 2016 in a lump sum; (iv) pay to Mr. Crump his cash incentive for the next twelve months in installments over a twelve month period; and (v) vest all equity awards issued to Mr. Crump by the Company with respect to such shares that would have vested following the Termination Date. The Company’s obligations to provide the forgoing benefits are subject to (i) the effectiveness of the Separation Agreement and (ii) Mr. Crump’s compliance with certain post-employment restrictive covenants which limit Mr. Crump’s ability to compete with the Company, solicit customers or employees of the Company, or divulge confidential information concerning the Company.

The above description of the Separation Agreement is a summary and is qualified in its entirety by the Separation Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 General Release, dated as of August 1, 2016, by and between PROS, Inc. and D. Blair Crump.

99.1 Press release dated August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

August 2, 2016	/s/ Stefan Schulz
Stefan Schulz
Executive Vice President and Chief Financial Officer